Exhibit 99.2

Heckmann Corporation Divests China Water & Drinks

Pittsburgh, PA — October 3, 2011 — Heckmann Corporation (NYSE: HEK, HEK.WS), a water solutions company focused on water issues, in particular, as water relates to oil and natural gas exploration and production, today announced the disposition of the current operations of its subsidiary, China Water & Drinks, Inc. (“China Water”), through the sale of nine of its 25 Chinese legal entities to Pacific Water & Drinks (HK) Group Limited (PWD). PWD is owned by Jon Olafsson, Co-Founder and Chairman of Icelandic Water Holdings Ltd. Heckmann received 10% of the outstanding shares of PWD in connection with the disposition.

The operating entities sold were established and funded subsequent to the original acquisition of China Water in October 2008. Upon completion of this sale, Heckmann will pursue the abandonment of the remaining 16 Chinese legal entities that were part of its original acquisition of China Water. The Company expects to obtain certain tax benefits in connection with the abandonment, including net operating loss carry-forwards.

The transaction closed on September 30, 2011 with no surviving representations or warranties. Heckmann will no longer have any business or operational exposure in China. As a result, Heckmann will record a one-time non-cash charge of approximately $25.0 million to eliminate the remaining China Water assets from the balance sheet in the third quarter of 2011.

Chairman and Chief Executive Officer, Richard J. Heckmann stated, “With our positive view of our current core water business and the growth opportunities in the United States, we are pleased to put the China experience behind us. We are, of course, rooting for Jon’s success and believe that over time our interest in PWD will reward our stockholders. The financial transaction, including the abandonment, results is an attractive solution for our Company, and allows us to focus on growing our core business domestically. We now have almost 1100 employees in the U.S., up from fewer than 30 a year ago. We believe that the water business as it relates to shale gas and shale oil production will continue to drive our growth. In addition, the customer reaction to our conversion to LNG powered vehicles, which we are now putting in service, has been very positive.”

Jon Olafsson commented “We are extremely pleased to announce our recent acquisition of China Water and Drinks. This is a central component to Pacific Water & Drinks and combined with our seasoned distribution and bottling experience will allow us to capitalize on the extraordinary opportunities that are available in the Chinese markets.”

Additional details regarding the transaction can be found in Heckmann’s report on Form 8-K filed with the United States Securities and Exchange Commission today.

About Heckmann Corporation

Heckmann Corporation (NYSE: HEK, HEK.WS) is a services-based company focused on total water solutions for shale or “unconventional” oil and gas exploration. The Company’s water solutions for energy development segment is called Heckman Water Resources, or HWR, and includes water disposal, trucking, fluids handling, treatment and pipeline transport facilities, and water infrastructure services for oil and gas exploration and production companies. Through these operations, HWR offers an integrated and efficient full service water program for hydraulic fracturing operations.

Interested stockholders and investors can access additional information about Heckmann on the Company’s web site at http://www.heckmanncorp.com, and in documents filed with the U.S. Securities and Exchange Commission, on the SEC’s web site at http://www.sec.gov.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in the press release include, without limitation forecasts of growth, and other matters that involve known and unknown risks, uncertainties and other factors that may cause results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: difficulties encountered in acquiring and integrating businesses; whether certain markets grow as anticipated; and the competitive and regulatory environment. Additional risks and uncertainties are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as well as the Company’s other reports filed with the United States Securities and Exchange Commission and are available at http://www.sec.gov/ as well as the Company’s website at http://heckmanncorp.com/ . You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Brandi Piacente

The Piacente Group, Inc.

Tel. +1 212-481-2050

heckmann@tpg-ir.com